Exhibit 99.1

BNY Mellon Names Dermot McDonogh as Next Chief Financial Officer;

Emily Portney to Lead Treasury Services, Credit Services, and

Clearance and Collateral Management Businesses

NEW YORK, July 6, 2022/PRNewswire/ — The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) announced today that Dermot McDonogh has been appointed as Chief Financial Officer (“CFO”) for the company, effective February 1, 2023. Mr. McDonogh will join the company on November 1, 2022, reporting to BNY Mellon’s Chief Executive Officer (“CEO”), and he will join the Executive Committee.

Ms. Portney will continue serving as CFO through January 31, 2023 and will work closely with Mr. McDonogh to ensure a seamless transition. Ms. Portney will then assume a new role leading the company’s Treasury Services, Credit Services, and Clearance & Collateral Management businesses. The heads of these businesses will report to Ms. Portney from February 1, 2023. Ms. Portney will continue to report to BNY Mellon’s CEO and serve as a member of the Executive Committee.

“We are thrilled to welcome Dermot to BNY Mellon,” said Robin Vince, CEO-elect of BNY Mellon. “Dermot has exceptional experience in finance and financial operations as well as leadership across global teams and dynamic international environments. BNY Mellon is a destination for top talent, and the addition of Dermot to our firm will further enhance the strength of our industry-leading team.”

Mr. Vince continued, “Emily has been a trusted partner to me, CEO Todd Gibbons, and the Executive Committee, and we are very pleased to have a versatile leader taking the helm of these businesses to further accelerate the momentum of several of our key growth areas. Over the past several years, Emily has ensured the firm’s strong financial position through a period of uncertainty and market volatility, she strengthened our world-class Finance leadership team and enhanced the depth and transparency of our dialogue with the investor community.”

As CFO, Mr. McDonogh’s responsibilities will span global financial strategy and financial operations, including finance functions, controllership, Treasury, the Chief Investment Office, capital management, tax, corporate development, investor relations and the business CFO teams. Mr. McDonogh joins BNY Mellon from Goldman Sachs, where he has worked for over 25 years, most recently as Chief Operating Officer for EMEA and CEO of Goldman Sachs International Bank. He was a member of Goldman Sachs’ Firmwide Risk Committee, Firmwide Asset Liability Committee and European Management Committee. Prior to assuming his current role, he was the firm’s international Controller. He joined Goldman Sachs in 1994 as a product controller in the Finance Division.

Prior to becoming CFO in 2020, Ms. Portney led the Americas region for the Asset Servicing business as well as the client management, sales and service teams for Asset Servicing globally. Before joining BNY Mellon, Ms. Portney was CFO for Barclays International. She began her career with J.P. Morgan, where she held various leadership roles across businesses and functions during her 23 years with the company.

About BNY Mellon

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment and wealth management and investment services in 35 countries. As of March 31, 2022, BNY Mellon had $45.5 trillion in assets under custody and/or administration, and $2.3 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, BNY Mellon’s performance and talent recruitment and retention efforts. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual outcomes may differ materially from those expressed or implied as a result of risks and uncertainties, including, but not limited to, the factors identified above and the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended December 31, 2021, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and BNY Mellon’s other filings with the Securities and Exchange Commission. All statements in this press release speak only as of the date on which such statements are made, and BNY Mellon undertakes no obligation to update any statement to reflect events or circumstances after the date on which such forward-looking statement is made or to reflect the occurrence of unanticipated events.

Contacts:

Media

Garrett Marquis

+1 949 683 1503

garrett.marquis@bnymellon.com

Analysts

Marius Merz

+1 212 298 1480

marius.merz@bnymellon.com

SOURCE BNY Mellon